CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1/A (333-236437) of Equitable Financial Life Insurance Company of America of our report dated April 9, 2020 relating to the statutory-basis financial statements of Equitable Financial Life Insurance Company of America, which appears in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 21, 2020